UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2007
Date of Report (Date of earliest event reported)

I-LEVEL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 5B - 98 Liu He Road, Shanghai, PRC	200001
(Address of principal executive offices)	(Zip Code)

+8621 5301 8935
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.02        Unregistered Sales of Equity Securities.

On December 28, 2007, i-level Media Group Incorporated (the "Company") completed a private placement (the "Private Placement") with certain U.S. accredited investors and non-U.S. residents (each an "Investor") for aggregate proceeds of $500,000 pursuant to the terms and conditions of certain securities purchase agreements (collectively, the "Securities Purchase Agreements") as entered into between the Company and each such Investor.

In accordance with the terms of the Securities Purchase Agreements: (i) the Company issued an aggregate of 2,500,000 units at a subscription price of $0.20 per unit (each a "Unit"); (ii) each Unit consists of one share of the Company's common stock (each a "Share") and one-half of one transferable common stock share purchase warrant (each such whole warrant being a "Warrant"); and (iii) each Warrant entitles the Investor to purchase an additional share of the Company's common stock (each a "Warrant Share") for the period commencing upon December 28, 2007; and ending at 5:30 p.m. (Shanghai, PRC, time) on December 28, 2009; at an exercise price of U.S. $0.30 per Warrant Share.

In conjunction with the completion of the Private Placement the Company has issued agent placement compensation comprised of: (i) cash fees in the aggregate of $35,000; and (ii) an aggregate of 150,000 shares of the Company's common stock (each a "Placement Agent Share").

The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares, the Warrant Shares and the Placement Agent Shares.

The Private Placement was made and sold only to accredited investors in reliance on Regulation D to the Securities Act of 1933, as amended (the "Act"), and to non U.S. persons in reliance on Regulation S to the Act. The Private Placement has not been registered under the Act or under any state securities laws and may not be offered or sold without registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
I-LEVEL MEDIA GROUP INCORPORATED
Date: January 14, 2008.	s/s "Aidan Sullivan" ___________________________________ By: Aidan Sullivan Title: Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

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